QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Vicinity Corporation:

We consent to incorporation by reference in the registration statements (Nos. 333-83526, 333-96443, 333-96445, 333-30270, 333-55216, 333-56276 and 333-56278) on Form S-8 of Vicinity Corporation of our report dated July 19, 2002, except as to Note 17, which is as of August 9, 2002, relating to the consolidated balance sheets of Vicinity Corporation and subsidiaries as of June 30, 2002 and July 31, 2001, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the eleven months ended June 30, 2002 and the years ended July 31, 2001 and 2000, and the related financial statement schedule, which report appears in the June 30, 2002, annual report on Form 10-K of Vicinity Corporation.

/s/ KPMG LLP

Mountain View, California
September 24, 2002

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS